UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AMBER ROAD, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held on May 3, 2016

To the Stockholders of Amber Road, Inc. –

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders, or Annual Meeting, of Amber Road Inc., a Delaware corporation, will be held on Tuesday, May 3, 2016, at 9:30 A.M. local time, at the Conference Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073, for the following purposes:

1.	To elect three directors to the Board of Directors of Amber Road for a three year term of office expiring at the 2019 Annual Meeting of Stockholders. The nominees for election to the Board of Directors are current directors Mr. Donald Caldwell, Mr. John Malone and Mr. Cho Ying Davy Ho;

2.	To ratify the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 10, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods, (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

By Order of the Board of Directors,

Bradley D. Holmstrom
General Counsel & Corporate Secretary

East Rutherford, New Jersey

March 31, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 3, 2016.

The Proxy Statement and Annual Report to Stockholders are available at www.cstproxy.com/amberroad/2016 and at www.investor.amberroad.com

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about the upcoming 2016 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2016 Annual Meeting of Stockholders

Date and Time:	Tuesday, May 3, 2016 at 9:30 A.M., local time

Location:	Conference Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073

Record Date:	March 10, 2016

Mail Date:	We intend to mail the proxy materials to our stockholders on or about March 31, 2016.

Voting Matters and Board Recommendations

Matter	Our Board Vote Recommendation
Election of Three Nominees to the Board of Directors (page 6)	FOR each Director Nominee
Ratification of Selection of Independent Registered Public Accountants (page 9)	FOR

INFORMATION CONCERNING VOTING AND SOLICITATION

Proxy Statement

Information Concerning Voting and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amber Road, Inc., a Delaware corporation, for use at our 2016 Annual Meeting of Stockholders, to be held on Tuesday, May 3, 2016, at 9:30 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Amber Road, Inc. may also be referred to as Amber Road, the Company, we, us or our in this Proxy Statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Conference Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

Our proxy materials are available electronically at www.cstproxy.com/amberroad/2016. At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2015 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of three directors to serve on our Board for a three year term of office expiring at the 2019 Annual Meeting of Stockholders;

•	The ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and

•	Any other business as may properly come before the Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

What are the Board’s Recommendations

Our Board recommends that you vote:

•	FOR the election of the three nominees listed in this Proxy Statement to serve on our Board for a three year term of office expiring at the 2019 Annual Meeting of Stockholders; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016;

Who Can Vote

The Board has set March 10, 2016 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, $.0001 par value per share, or common stock, as of the close of business on March 10, 2016. You are entitled to one vote on each proposal for each share of common stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder of “Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

Shares Outstanding and Quorum

At the close of business on March 10, 2016, there were 26,260,459 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote using any of the following methods:

✓	By Mail — Stockholders of record of may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Amber Road stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✓	By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Most Amber Road stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✓	By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by following the telephone voting instructions on their proxy cards. Most Amber Road stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

✓	In Person at the Annual Meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

INFORMATION CONCERNING VOTING AND SOLICITATION

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone, or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

The Internet and telephone voting facilities will close at 7:00 P.M., Eastern Time, on May 2, 2016. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary at our principal executive offices at One Meadowlands Plaza, East Rutherford, New Jersey 07073, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 10, 2016 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the three nominees listed in this Proxy Statement to serve on our Board for a three year term of office expiring at the 2019 Annual Meeting of Stockholders; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received, so no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. Vote by a plurality of the shares voting is required for the election of directors under Proposal 1. You may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. There is no “against” option. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three directors and stockholders may not cumulate votes.

INFORMATION CONCERNING VOTING AND SOLICITATION

Ratification of Auditors. The ratification of the selection of KPMG LLP requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an AGAINST vote.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Meadowlands Plaza, East Rutherford, New Jersey 07073 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 -

Election of Directors

Our Board of Directors currently consists of eight members: James W. Preuninger, Donald R. Caldwell, Pamela F. Craven, Kenneth M. Harvey, Cho Ying Davy Ho, Rudy C. Howard, John Malone and Barry M.V. Williams. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three year terms. At each Annual Meeting of Stockholders, a class of directors is elected for a three year term to succeed the directors of the same class whose terms are then expiring. Our directors are divided among the three classes as follows:

•	Class II — Messrs. Caldwell, Ho and Malone are the Class II directors whose terms expire at this Annual Meeting and have been nominated for election at this Annual Meeting for three year terms expiring at the Annual Meeting of Stockholders to be held in 2019;

•	Class III — Ms. Craven and Messrs. Howard and Williams are the Class III directors whose terms expire at the Annual Meeting of Stockholders to be held in 2017; and

•	Class I — Messrs. Preuninger and Harvey are the Class I directors whose terms expire at the Annual Meeting of Stockholders to be held in 2018.

The current Board of Directors, committee involvement and certain other relevant information is set forth below:

Director	Age	Director Since	Nominating & Corporate Governance Committee	Audit Committee	Compensation Committee
James W. Preuninger, Chief Executive Officer	56	2002
Kenneth M. Harvey	55	2008	Chairperson
Donald R. Caldwell	69	2005	✓		✓
Cho Ying Davy Ho	68	2014
John Malone	54	2014		✓	✓
Pamela Craven	62	2014		✓	Chairperson
Rudy C. Howard	58	2012		Chairperson
Barry M. V. Williams, Chairperson of the Board	69	2004	✓

PROPOSAL 1 – ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, only our Board of Directors will be able to fill any vacancies on our Board of Directors until the next succeeding Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

It is proposed to elect three Class II directors to serve for a three year term expiring at our Annual Meeting of Stockholders in 2019. Upon recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Donald R. Caldwell, Cho Ying Davy Ho and John Malone for re-election as Class II directors. Biographical information about each of the nominees and each director whose term will continue after the Annual Meeting is set forth below. Each nominee is currently serving as a director of our Company.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three directors and stockholders may not cumulate votes in the election of directors.

Nominees for Election for a Three Year Term Expiring at the 2019 Annual Meeting -

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills of our Board of Directors Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers.

Donald R. Caldwell

Mr. Caldwell has served as our director since 2005. Since 1999, Mr. Caldwell has been chairman and chief executive officer of Cross Atlantic Capital Partners, Inc., a venture capital firm. Cross Atlantic Capital Partners, Inc. serves as investment manager for three affiliated funds beneficially owning an aggregate of approximately 21.4% of our outstanding common stock. Mr. Caldwell also serves as chairman and chief executive officer of InsPro Technologies Corporation, a role he assumed in January 2015. In addition to his service on our Board, Mr. Caldwell currently serves on the board of directors of five public companies: InsPro Technologies Corporation since 2008, where he is serving as chairman of the board and chief executive officer as indicated above, chairman of the audit committee and member of the compensation committee; Lightning Gaming, Inc. since 2006, where he has served as chairman of the audit committee; Quaker Chemical Corporation since 1997, where he has served as chairman of the executive committee and member of the compensation/management development and audit committees; Rubicon Technology, Inc. since 2001, where he has served as chairman of the compensation committee and member of the nominating and governance committees; and Fox Chase Bancorp, Inc. since October 2014 where he serves as a member of the audit and risk management committees. Mr. Caldwell was previously a member of the board of directors of Diamond Cluster International, Inc. (1994–2010) and has served as a director for several private companies and non-profit organizations, including software and money management firms as well as the Pennsylvania Academy of the Fine Arts and the Committee for Economic Development. Mr. Caldwell was previously a certified public accountant in the State of New York. We believe that Mr. Caldwell’s extensive experience as a director of public companies and as long-time chairman and chief executive officer of Cross Atlantic Capital Partners, Inc. (our largest stockholder) qualifies him to serve on our Board of Directors.

Cho Ying Davy Ho

Mr. Ho was appointed to the Board in July 2014. He joined the Swire group of companies in 1970 and has worked for the business development group in Hong Kong, Mainland China and Taiwan. Before assuming his current position as a Director of Swire Properties Limited in 2010, he had been a Director of Swire Pacific Limited from 1997; of Hong Kong Aircraft Engineering Company Limited from 1999; and of John Swire & Sons (HK) Limited from 1995. He was also chairman of the Swire group’s Taiwan operations and of a number of Group companies with shipping and travel interests. Mr. Ho joined Swire Properties Limited in 2010 with responsibility for developing government and joint venture relationships. We believe that Mr. Ho’s experience holding significant leadership positions at various multi-national companies within the Swire group and his experience in managing shipping and logistics, particularly in the greater China region, qualifies him to serve on our Board of Directors.

PROPOSAL 1 – ELECTION OF DIRECTORS

John Malone

Mr. Malone became a director in March 2014 upon the completion of our initial public offering. From 2008 until its sale in 2013 to Haystax Technology, Inc., Mr. Malone served as the executive chairman of Digital Sandbox, Inc., an organization that provides threat and risk analysis and monitoring software in the national and homeland security arenas. From 2009 until its successful sale in 2012 to Acronis International GmbH, Mr. Malone served as executive chairman of Group Logic, Inc., an organization that provides digital content collaboration solutions in the enterprise and in the cloud. From 2003 to 2007, Mr. Malone served as Senior Vice President of Sales and Business Development for Neustar, Inc., a provider of real-time information and analytics for the Internet, telecommunications, entertainment, and marketing industries. During his tenure at Neustar, which included the company’s transition from a private enterprise to a New York Stock Exchange listed company, the company’s revenue grew from $80 million to more than $420 million. We believe Mr. Malone’s general executive experience, including his experience with strategic acquisitions, qualifies him to serve on our Board of Directors.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THREE NOMINEES NAMED ABOVE.

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Directors Continuing in Office -

The following Class III and I directors shall continue in office:

James W. Preuninger

Mr. Preuninger is a co-founder of our Company and has served as Chief Executive Officer and a member of our Board of Directors since 2002. As Chief Executive Officer, Mr. Preuninger oversees sales and marketing, finance, data center operations, general and administrative staff, corporate development and is responsible for opening new markets and expanding our portfolio of solutions through strategic partnerships and acquisitions. Mr. Preuninger began his career at IBM Corporation, where he held several positions in sales and marketing. The Nominating and Corporate Governance Committee believes that Mr. Preuninger’s background as a co-founder of our Company and long service as our Chief Executive Officer provides the Board with invaluable insight into the inner workings of our Company, enhances the efficiency of the Board’s oversight function and qualifies him to serve on our Board of Directors.

Kenneth M. Harvey

Mr. Harvey has served as our director since 2008. From 1989 until 2011, Mr. Harvey was employed by HSBC plc, serving as chief information officer/chief operating officer from 2008 to 2011 and as group general manager and chief information officer from 2004 to 2007. He was president of HSBC Technology and Services, a wholly-owned subsidiary of HSBC, from 2003 to 2004. He is currently chairman of CLS Group Holdings AG and CLS Bank International. Prior to his election to the dual chairmanship and since 2011, he served CLS as a director, chairman of the technology and operations committee and member of the chairman’s committee which covers compensation and compliance issues. He has served as a director for InsPro Technologies Corporation since 2014. He sits on the senior advisory board for Oliver Wyman, a global consulting organization. He served as a director of Kanbay, Inc. from 2004 until 2007 and Vertical Networks, Inc. from 2002 until 2004. The Nominating and Corporate Governance Committee believes that Mr. Harvey’s background as an executive in the information technology field qualifies him to serve on our Board of Directors.

Pamela F. Craven

Ms. Craven became a director in March 2014 upon the completion of our initial public offering. Beginning in 2000, Ms. Craven served as General Counsel of Avaya Inc., a global organization that develops, manufactures, sells and services communications products and software for enterprises. Since 2007, she also served as Chief Administrative Officer of the organization, responsible for over 300 employees across functions including Internal Audit, Enterprise Risk Management, Security & Business Continuity, Board Governance and Administration, Human Resources, Real Estate, Compliance, Global Trade, Government Affairs and Law & Contracting. She also served as member of the Avaya Executive Committee and Chief Compliance Officer. Ms. Craven retired from Avaya on December 31, 2014. From 1995 to 1999 Ms. Craven served as Vice President, Law of Lucent Technologies Inc. and from 1999 until 2000 she also served as Secretary of Lucent. Ms. Craven previously served on the boards of directors of Avaya Inc. Global Connect, Ltd. (2009–2010), a publicly traded Indian company, and Avaya-Tenovis GmbH (2004–2006). She is currently active at the Penn Law Board of the University of Pennsylvania Law School having completed her 10-year term as overseer in October 2014. She is now a member of the board of the New Jersey Women Lawyers Association and a member of the American Law Institute. We believe Ms. Craven’s background as an executive of a technology company in the fields of law, compliance, governance, transactions and business administration qualifies her to serve on our Board of Directors.

PROPOSAL 1 – ELECTION OF DIRECTORS

Rudy C. Howard

Mr. Howard has served as our director since 2012. Mr. Howard is the Chief Financial Officer of vTv Therapeutics, a publicly held, clinical-stage pharmaceutical company. Prior to joining vTv, he spent over five years as CFO at SciQuest, Inc., an international spend-management software company. He has also served as CFO for a number of other public and private multi-national companies in the life sciences and software industries, including MDS Pharma Services and Pharmaceutical Product Development (PPD). Mr. Howard spent the first half of his career in public accounting, where he became an assurance partner with PricewaterhouseCoopers. He served clients in the pharmaceutical, biotechnology, high technology and financial services industries. Among his areas of expertise were public company disclosure compliance, including guiding a number of clients through the IPO process, and merger and acquisition consulting. Mr. Howard is a certified public accountant and received his B.A. in accounting from North Carolina State University. In addition, since 2012, Mr. Howard has served as a director and member of the audit and compensation committees of Metabolon, Inc., a privately-held diagnostics and services company. We believe Mr. Howard’s extensive experience with financial and accounting matters and his background as an executive officer at several public companies qualifies him to serve on our Board of Directors.

Barry M. V. Williams

Mr. Williams has served as Chairman of our Board of Directors since 2004. Previously, Mr. Williams held numerous executive-level positions at P&O Nedlloyd, the second largest ocean carrier in the world prior to its acquisition by A.P. Moller Maersk. Mr. Williams’ career at P&O Nedlloyd spanned over 35 years culminating in his service as chief executive officer and as a member of the executive committee. As the leader of P&O Nedlloyd, he successfully consolidated its back office operations in China and India, diversified into freight forwarding and supply chain management services, and implemented the company’s strategic e-commerce systems. From 2007 through 2011, and since 2013, Mr. Williams has served as chairman of ESS-Databridge Exchange Limited, a provider of electronic shipping and trade documentation and data solutions. We believe Mr. Williams’s management experience in the shipping and supply chain management industries and his experience with strategic growth companies in the global trade management industry qualifies him to serve on our Board of Directors.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal 2 -

Ratification of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has selected KPMG LLP, or KPMG, as our independent registered public accountants for the fiscal year ending December 31, 2016, and the Board has directed that management submit this selection for ratification by the stockholders at our 2016 Annual Meeting. KPMG has served as our independent registered public accounting firm and has audited our financial statements, prior to us becoming public, since 2000. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of KPMG as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the selection of KPMG as our independent registered public accountants is not required. The Board is submitting the selection of KPMG to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Representatives of KPMG are expected to attend the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	2015	2014
Audit fees	$545,938	$475,000
Audit-related fees	60,000	1,650,000
Tax fees	553,541	86,570
All other fees	—	—

Total	$1,159,479	$2,211,570

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit fees consist of fees incurred for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements. Tax fees include tax return compliance, tax due diligence, transfer pricing, post-acquisition tax structuring, global mobility services and tax consultations.

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

Non-audit services that constitute less than 5% of the revenues paid by the Company to the independent registered public accounting firm may be approved by the Audit Committee (or one or more members authorized by the Audit Committee) after the services are commenced but before the completion of the audit, provided that such services were not recognized by the Company at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to pre-approve permissible non-audit services so long as this pre-approval is presented to the full Audit Committee at scheduled meetings. The Audit Committee has delegated pre-approval authority of up $100,000 in between scheduled Audit Committee meetings to the Chairperson of the Audit Committee, and the Chairperson is required to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. In addition, the Audit Committee has granted Thomas Conway, the Company’s Chief Financial Officer, authority to approve non-audit services of up to $100,000 in between scheduled Audit Committee meetings upon notice in each instance to the Chairperson of the Audit Committee, subject to confirmation of the approval of such services by the Audit Committee at the next scheduled meeting. All KPMG services and fees in 2015 were approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2016 by (i) each current director and nominee, (ii) our executive officers named in the Summary Compensation Table, and (iii) all of our current directors and executive officers as a group. There were 26,260,459 shares of our common stock outstanding as of March 15, 2016.

Unless otherwise indicated, the address of each person named in the table below is Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission, or SEC, governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. We are not aware of any arrangements that could at a subsequent date result in a change in control. The table does not include performance share units (PSUs) that were awarded during 2015, which generally vest only upon the achievement of performance criteria.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Named Executive Officers and Directors:	# Shares Beneficially Owned[1]	Percent of Total
Donald R. Caldwell (2)	5,621,787	21.4
Thomas E. Conway (3)	243,697	*
Pamela F. Craven (4)	33,110	*
Albert C. Cooke III (5)	202,088	*
Kenneth M. Harvey (6)	199,356	*
Cho Ying Davy Ho (7)	25,110	*
Rudy C. Howard (8)	105,270	*
John Malone (9)	33,110	*
James W. Preuninger (10)	2,306,564	8.6
Barry M. V. Williams (11)	46,720	*
All directors and executive officers as a group (10 persons)	8,816,812	32.3

*	Less than 1%.
(1)	Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units (RSUs) where the shares could be issuable as of March 15, 2016 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 15, 2016 or within 60 days thereafter. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.
(2)	Mr. Caldwell is one of our directors. Includes 25,110 shares of common stock that he owns directly; 1,992,899 shares of common stock held by Cross Atlantic Technology Fund II, L.P.; 1,992,898 shares of common stock held by The Co-Investment 2000 Fund, L.P.; and 1,610,880 shares of common stock held by The Co-Investment Fund II, L.P. Cross Atlantic Capital Partners, Inc. is the investment manager for Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P. and The Co-Investment Fund II, L.P. and has voting and investment power over the securities held in these funds. The general partners of these funds are XATF Management II, L.P., Co-Invest Management, L.P. and Co-Invest Management II, L.P., respectively. The sole shareholder of Cross Atlantic Capital Partners, Inc. is The Donald R. Caldwell (2009) Irrevocable Trust, of which Timothy Speiss serves as trustee. Mr. Caldwell also serves as the chairman and chief executive officer of Cross Atlantic Capital Partners, Inc. The other directors and executive officers of Cross Atlantic Capital Partners, Inc. are: Frederick Tecce and Brian Adamsky. Mr. Caldwell, The Donald R. Caldwell (2009) Irrevocable Trust and Cross Atlantic Capital Partners, Inc. may therefore be deemed to be the beneficial owners of the securities held by Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P. and The Co-Investment Fund II, L.P. The address of Cross Atlantic Capital Partners, Inc., Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P., The Co-Investment Fund II, L.P., The Donald R. Caldwell (2009) Irrevocable Trust and Mr. Caldwell is 150 North Radnor Chester Road, Suite B101, Radnor, Pennsylvania 19087. Does not include 24,064 restricted stock units that will not vest within 60 days of the date of this table.
(3)	Mr. Conway is our Chief Financial Officer. Consists of options to purchase 243,697 shares of common stock (representing that portion of options to purchase an aggregate of 480,096 shares of common stock that has vested or will vest within 60 days of the date of this table).
(4)	Ms. Craven is one of our directors. Includes 25,110 vested restricted stock units (RSUs) for which receipt could be settled within 60 days of the date of this table. Does not include 24,064 RSUs that will not vest within 60 days of the date of this table.
(5)	Mr. Cooke is our Vice President, Global Sales. Includes 30,808 shares of common stock and options to purchase 171,280 shares of common stock (representing that portion of options to purchase an aggregate of 372,279 shares of common stock that has vested or will vest within 60 days of the date of this table).
(6)	Mr. Harvey is one of our directors. Consists of 174,246 shares of common stock held by the Kenneth M. Harvey 2016 GRAT and 25,110 vested restricted stock units (RSUs) for which receipt could be settled within 60 days of the date of this table. Does not include 24,064 RSUs that will not vest within 60 days of the date of this table.
(7)	Mr. Ho is one of our directors. Includes 25,110 vested restricted stock units (RSUs) for which receipt could be settled within 60 days of the date of this table. Does not include 24,064 RSUs that will not vest within 60 days of the date of this table.
(8)	Mr. Howard is one of our directors. Includes options to purchase 80,160 shares of common stock that have vested or will vest within 60 days of the date of this table and 25,110 vested restricted stock units (RSUs) for which receipt could be settled within 60 days of the date of this table. Does not include 24,064 RSUs that will not vest within 60 days of the date of this table.
(9)	Mr. Malone is one of our directors. Includes 25,110 vested restricted stock units (RSUs) for which receipt could be settled within 60 days of the date of this table. Does not include 24,064 RSUs that will not vest within 60 days of the date of this table.
(10)	Mr. James W. Preuninger is our Chief Executive Officer and a director. Consists of 1,920,184 shares of common stock (inclusive of 249,545 shares of common stock held of record by The James Preuninger 2013 Five Year GRAT) and options to purchase 386,380 shares of common stock (representing that portion of options to purchase an aggregate of 869,437 shares of common stock that has vested or will vest within 60 days of the date of this table).
(11)	Mr. Williams is one of our directors. Includes options to purchase 16,700 shares of common stock that have vested or will vest within 60 days of the date of this table and 30,020 vested restricted stock units (RSUs) for which receipt could be settled within 60 days of the date of this table. Does not include 34,084 RSUs that will not vest within 60 days of the date of this table.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2015 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans. All of the indicated securities are authorized under our 2012 Omnibus Incentive Compensation Plan and our 2002 Stock Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Stock Options	4,402,943	$9.38	—
Restricted Stock Units (RSUs)	198,163	N/A	—
Performance Stock Units (PSUs)	310,545	N/A	—
Subtotal:	4,911,651	N/A	978,983
Equity compensation plans not approved by security holders:	—	—	—
Total	4,911,651	$9.38	978,983

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our common stock as of March 15, 2016, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G and Form 4 through March 15, 2016. There were 26,260,459 shares of our common stock outstanding as of March 15, 2016.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Total[1]
Neil Gagnon and Gagnon Securities LLC 1370 Avenue of the Americas, Suite 2400, New York, NY 10019	2,880,905	[2]	11.0%
Discovery Group, et al. 300 South Wacker Dr., Suite 600, Chicago, IL 60606	2,372,639	[3]	9.0%
Columbia Wagner Asset Management, LLC 227 West Monroe St., Suite 3000, Chicago, IL 60606	1,716,447	[4]	6.5%
John Preuninger 165 Melrose Place, Ridgewood, NJ 07450	1,879,416	[5]	7.1%
Total	8,849,407		33.7%

(1)	The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 15, 2016 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.
(2)	The amounts shown were provided by Neil Gagnon and Gagnon Securities LLC pursuant to a Schedule 13G/A filed with the SEC on January 28, 2016 and a Form 4 filed on February 12, 2016.
(3)	The amounts shown were provided by Discovery Group, et al., pursuant to a Schedule 13D/A filed with the SEC on July 30, 2015.
(4)	The amounts shown were provided by Columbia Wagner Asset Management, LLC pursuant to a Schedule 13G/A filed with the SEC on January 20, 2016.
(5)	The amounts shown and the follow information was provided by John W. Preuninger pursuant to prior Company records. Mr. John W. Preuninger served as our President and Chief Operating Officer and as a director until his resignation on July 24, 2014. Consists of 669,984 shares of common stock, 299,791 shares of common stock held of record by The John Preuninger 2013 Four Year Grantor Retained Annuity Trust (John W. Preuninger, Trustee), 14,214 shares of common stock held of record by The John Preuninger 2013 Three Year Grantor Retained Annuity Trust (John W. Preuninger, Trustee), 852,786 shares of common stock held of record by The Fletcher Preuninger 2013 Three Year Grantor Retained Annuity Trust (Fletcher Preuninger, Trustee) and 42,641 shares of common stock held of record by The Fletcher Preuninger 2013 Grantor Retained Annuity Trust FBO Siblings (Fletcher Preuninger, Trustee). Fletcher Preuninger is the wife of John W. Preuninger.

CORPORATE GOVERNANCE

Corporate Governance

Board of Directors Corporate Governance Highlights

Our Board of Directors is governed by our Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Guidelines may be found on our website at www.investor.amberroad.com/corporate-governance and are available in print upon written request to the Company’s Secretary at our principal executive offices at Amber Road, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Highlights of our Corporate Governance Guidelines include the following:

•	Independent Chairperson. Although our Guidelines do not require an independent Chairperson, we have maintained an independent Chairperson since prior to becoming a public company.

•	Independent Directors. All of our directors qualify as independent under New York Stock Exchange regulations, with the exception of our Chief Executive Officer.

•	Independent Committees. The Board has three standing committees—Audit, Compensation and Nominating and Corporate Governance. Each committee is comprised of independent directors.

•	Regular Executive Sessions of Independent Directors. Our independent directors meet privately at every Board meeting with our independent Chairperson presiding over such meetings.

•	Board Access to Management. We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results.

•	Board Authority to Retain Outside Advisors. Our Board and committees have the authority to retain outside advisors.

•	Succession Planning. The Board, on an annual basis, reviews and updates the Company’s succession plan.

•	Director Changes in Circumstances Evaluated. If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she must notify the Chairperson and then it is within the decision of the Nominating and Corporate Governance Committee to determine whether resignation is in the best interest of the Company and stockholders.

•	Director Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•	Director Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairperson. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•	Regular Board and Committee Evaluations. The Board has an annual evaluation process which focuses on its role and effectiveness, including that of its committees, as well as fulfillment of its fiduciary duties. The results of the evaluations are reported to and reviewed by the full Board. For 2015, the Board was satisfied with its performance and considered itself to be operating effectively.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for election as a director of the Company. The Committee may use outside consultants to assist in identifying candidates and will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.

In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider the following:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

CORPORATE GOVERNANCE

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•	Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The Board places a high value on diversity of a nominee.

The re-nomination of existing directors is not viewed as automatic, but will be based on continuing qualification under the criteria set forth above. In addition, the Committee will consider the existing directors’ performance on the Board and any committee, which may include consideration of the extent to which the directors undertook continuing director education. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities.

The Nominating and Corporate Governance Committee will also consider (i) any specific minimum qualifications that it believes must be met by a nominee for a position on the Board, (ii) any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and (iii) the desired qualifications, expertise and characteristics of Board members, with the goal of developing an experienced and highly qualified Board. In making its recommendations, the Committee will consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities.

Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, and a demonstrated ability to think independently and work collaboratively. In addition, although the Nominating and Corporate Governance Committee does not maintain a diversity policy, the Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds. Currently, our Board members hail from different areas of the United States, one from Europe and one from Asia.

Leadership Structure

The positions of Chairperson of the Board and Chief Executive Officer are held by two separate individuals. Mr. Williams has served as Chairperson of the Board since 2004. Mr. Preuninger serves as Chief Executive Officer of the Company. While the Board retains the discretion to combine the roles in the future, as it deems appropriate, the Board believes that with an independent director serving as Chairperson, the interests of the stockholders are well represented and that proper governance is maintained. The Company believes that the Chairperson can provide support and advice to the Chief Executive Officer; collaborate with the Chief Executive Officer on setting a strategic direction for the Company; preside over executive or independent sessions of the Board when management, including the Chief Executive Officer, is not present; and lead the Board in fulfilling its responsibilities. This leadership structure also provides the Company the advantage of different viewpoints and backgrounds. The Company believes that the current leadership structure of the Board is appropriate at the present time and allows the Board to fulfill its duties effectively and efficiently based on the Company’s current needs.

Board Committees and Charters

The Board has three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at www.investor.amberroad.com/corporate-governance.

Audit Committee

Our Audit Committee is comprised of Rudy Howard (Chair), Pamela Craven and John Malone, each of whom is an independent director and satisfies the additional independence requirements for members of the Audit Committee imposed by New York Stock Exchange rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each of the members of our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and the New York Stock Exchange and does not serve on more than three audit committees of public companies. Our Board of Directors has determined that Mr. Howard qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC. The Audit Committee met four times in 2015.The Audit Committee assists our Board of Directors in its oversight of:

•	the audit and integrity of our financial statements;

•	our compliance with applicable law, risk assessment and risk management;

•	the qualification and independence of our independent registered public accounting firm;

CORPORATE GOVERNANCE

•	the establishment and performance of our internal audit function and independent registered public accounting firm; and

•	the annual Audit Committee report.

Under our Audit Committee charter, the Audit Committee:

•	has direct responsibility for the appointment, compensation, retention, termination and oversight of the work of our independent registered public accounting firm;

•	oversees the independence of our independent registered public accounting firm;

•	establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm our internal control over financial reporting, the internal audit function, and changes in accounting and financial reporting principles;

•	reviews and discusses with management and our independent registered public accounting firm the overall adequacy and effectiveness of our Code of Conduct and Business Ethics and compliance with applicable laws, regulations and internal compliance programs; and

•	reviews with management and our independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

Our Compensation Committee is comprised of Pamela Craven (Chair), Donald Caldwell and John Malone, each of whom is an independent director and satisfies the additional independence requirements of the SEC and the New York Stock Exchange. Each member is also an “outside director” as defined under Section 162(m) under the Internal Revenue Code. Our Compensation Committee oversees our overall compensation program. The Compensation Committee met seven times in 2015. Our Compensation Committee charter provides that the Compensation Committee shall:

•	review, evaluate and approve executive officer compensation and performance on an annual basis;

•	approve equity grants to executive officers, or, if the Committee deems appropriate, recommend them to the full Board for approval;

•	review and approve any consulting arrangements, employment contracts or severance agreements with any executive officer;

•	assess whether the compensation structure encourages undue risk-taking;

•	adopt or modify any incentive compensation plan, or, if this action would require stockholder approval, recommend it to the full Board for approval and proposal to the stockholders;

•	review and recommend to our Board of Directors any director compensation programs for our independent directors only;

•	have power to engage compensation consultants, advisors or legal counsel; and

•	generally review the Company’s overall compensation strategy to ensure that it aligns with the interests of the Company’s stockholders, supports the Company’s objectives and provides appropriate rewards and incentives sto serve the long-term best interests of the Company.

None of the current members of our Compensation Committee serve, or has at any time served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Kenneth Harvey (Chair), Donald Caldwell and Barry Williams, each of whom is an independent director. The Nominating and Corporate Governance Committee met four times in 2015. Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee shall:

•	search for, identify and evaluate individuals qualified to become Board members and recommend individuals to be nominated for election to our Board of Directors;

•	develop, maintain and oversee the Corporate Governance Guidelines and Code of Conduct applicable to members of the Board and for monitoring the independence of the Board;

•	advise our Board of Directors regarding appropriate corporate governance policies, and changes thereto, and assist our Board of Directors in achieving them;

•	have sole discretion to retain a search firm for the purpose of identifying director candidates;

CORPORATE GOVERNANCE

•	review the performance of each director who is standing for re-election and the independence of each director;

•	have responsibility for succession planning for executive officers; and

•	review and consider actual and potential conflicts of interests of management and directors.

Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. From time to time, senior management reviews these risks with our Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to address such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and through reviews of compliance issues in the appropriate committees of our Board, as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	• Oversees financial risk, such as capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk and internal controls.

Nominating and Corporate Governance Committee

•       Oversees the assessment of each Board member’s independence to avoid conflict, determine effectiveness of the Board and Committees, and maintain good governance practices through our Corporate Governance Guidelines and Code of Conduct.

Compensation Committee

•       Oversees our compensation policies and practices to insure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response.

Compensation Risk Management

On an annual basis, management, working with the Compensation Committee, and as needed its independent compensation consultant Pearl Meyer & Partners, conducts an assessment of the Company’s compensation policies and practices for material risk to the Company. The results of this assessment are reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified that the Company, the Compensation Committee, and its independent consultant Pearl Meyer & Partners, believe discourage excessive risk-taking, including the factors described below:

•	Our compensation programs consist of a mix of incentives that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•	Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award. Additionally, we cap short-term incentives and make long-term incentive equity awards a large component of compensation over time. In particular, the CEO and the other executive officers participate in compensation plans that generally are designed so that a large component of their compensation is in the form of long-term incentive equity awards to ensure that a significant portion of their compensation is associated with long-term, rather than short-term, outcomes, which aligns these individuals’ interests with our stockholders.

CORPORATE GOVERNANCE

•	We employ strong practices with respect to equity awards—we do not award mega-grants, discounted stock options or immediately vested stock or stock options.

•	We have stock ownership guidelines for our CEO that require significant investment in our common stock.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to all employees and can modify awards downwards.

Code of Conduct and Business Ethics

Our Board has adopted a Code of Conduct and Business Ethics that applies to our directors as well as all of our staff members, including our executive officers. To view our Code of Conduct and Business Ethics, please visit our website at www.investor.amberroad.com/corporate-governance. We intend to disclose future amendments to certain provisions of our Code of Conduct and Business Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Conduct and Business Ethics in 2015.

Director Independence

At least annually, the Nominating and Corporate Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating and Corporate Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of the New York Stock Exchange and the requirements of the SEC. Mr. Preuninger is not independent based on his service as our CEO and President. Mr. Preuninger is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

Board Meetings

The Board held five meetings in 2015 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. The independent directors met in executive session without management at all regularly scheduled meetings of the Board, with the independent Chairperson presiding over such sessions. We and the Board expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the members of the Board were present at our 2015 Annual Meeting of Stockholders, with the exception of one director telephonically.

Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, including our Chairperson, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chairperson of the Nominating and Corporate Governance Committee.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table and footnotes set forth information, for the fiscal years ended December 31, 2015, 2014 and 2013, concerning the compensation awarded to, earned by or paid to: (i) our principal executive officer during the fiscal year ended December 31, 2015, and (ii) the two most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2015 and were serving as executive officers on December 31, 2015 (collectively, the “named executive officers”). Under the SEC’s rules for preparation of the following tables, non-equity awards are reported in the performance year in which they are earned, while equity-based awards are reported in the year in which they are granted.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
James W. Preuninger	2015	415,000	754,470	688,162	—	4,700	1,862,332
Chief Executive Officer	2014	382,500	—	1,892,196	420,081	481,259	3,176,036
	2013	350,000	—	320,000	225,000	4,700	899,700
Thomas E. Conway	2015	315,000	286,339	261,170	39,500	3,593	905,602
Chief Financial Officer	2014	285,000	—	1,207,465	148,460	3,593	1,644,518
	2013	251,250	—	117,150	159,946	3,593	531,939
Albert C. Cooke III	2015	272,000	247,248	225,518	157,635	10,548	912,949
Vice President, Global Sales	2014	248,500	—	1,042,633	203,828	10,548	1,505,509
	2013	225,000	—	74,550	301,577	10,548	611,675

(1)	These amounts represent the aggregate grant date fair value ($8.08 per share) of Performance Stock Unit awards (PSUs) made during the fiscal year. Achievement of the 2015 PSU award will be determined on the basis of a target amount of revenue of the Company for the fiscal year ending December 31, 2017, by reference to a stated revenue target that reflects a compound annual revenue growth rate for the three-year period ending on such date. The grantees will earn the performance shares only if the Company’s threshold performance level for revenue is fulfilled in 2017. If the Company achieves the threshold performance level, then grantees will earn performance shares on a performance matrix that provides that 50% of the awarded performance shares are earned for threshold performance, 100% of the awarded performance shares are earned for target performance and 120% of performance shares are earned for performance at or above the maximum level based on the actual performance of the Company against the performance goals. If performance falls between the specified percentage ranges set forth in the performance matrix, the Compensation Committee will determine the award percentage earned by linear interpolation and rounded down to the nearest whole share. If earned, grants of performance shares will cliff-vest in 2018, following the filing of our Annual Report on Form 10-K for the year ending December 31, 2017, subject to the grantee being an employee of the Company on the date the Compensation Committee approves the issuance of the award.
(2)	These amounts represent the aggregate grant date fair value of stock option awards made during each fiscal year, calculated in accordance with ASC 718. The vesting terms for the listed options are as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter. In addition, in the event the grantee is terminated by us without cause or by the grantee for good reason within one year following a “change of control,” 100% of the remaining unvested option shares become vested and exercisable in accordance with the terms of the 2012 Plan. Our Compensation Committee determines whether to grant option awards and in what quantity to grant them. The Committee considers a variety of factors in making this determination, including an executive officer’s recent and legacy contribution to our growth, future corporate goals and average compensation levels of officers of similar rank at peer firms. Each year for the last two years our Compensation Committee has engaged the services of independent, compensation consultant Pearl Meyer & Partners.
(3)	These amounts represent non-discretionary bonus payments relating to the stated fiscal year, and in the case of Mr. Cooke, also his sales commission plan. These amounts were earned based on the recipient’s formulaic performance against specified criteria. For James W. Preuninger, the 2015 criteria included new contract value sold, total revenue and adjusted EBITDA. For Mr. Conway, the 2015 criteria included new contract value sold, total revenue, adjusted EBITDA and certain individual metrics. Mr. Cooke received incentive compensation based on specified effective commission rates for items such as new contract value sold, transaction fees, professional services rendered, subscription agreement renewals and individual metrics. Because the 2015 corporate criteria was not met, Mr. Preuninger did not receive a bonus, Mr. Conway’s bonus was limited to his individual metrics and Mr. Cooke’s bonus was limited to his sales commission plan metrics and individual metrics.
(4)	These amounts include loan forgiveness, related tax gross-ups, premiums we paid for life insurance, long term disability and accidental death and dismemberment insurance on these individuals. In addition, Mr. Cooke receives a car allowance.

In addition to approving the amounts appearing in the Non-Equity Incentive Plan Compensation column in the table above as awards for 2015 performance under our short-term incentive program, the Compensation Committee in February 2016 also approved for our executive officers certain (i) restricted stock unit (RSU) awards in connection with the Company’s 2016 long-term incentive program, and (ii) established performance targets in connection with our 2016 short-term incentive program. Each of the foregoing programs was established pursuant to our 2012 Omnibus Incentive Compensation Plan described under “Equity Incentive Plans” below.

EXECUTIVE COMPENSATION

2016 Long-Term Incentive Program. There were 456,945 RSUs and 248,725 stock options awarded to employees in February 2016, each having a fair value at grant date of $3.74 per share of common stock that will vest and become exercisable based on the passage of time according to the following vesting schedule: 25% of the award will vest on the one-year anniversary of the date of grant, and 6.25% at the end of each three-month period thereafter. In addition, in the event the grantee’s service with us is terminated without cause or by the grantee for good reason within one year following a change of control, 100% of the remaining unvested stock options and RSUs become vested and exercisable in accordance with the terms of the 2012 Plan. Pursuant to such grants, our chief financial officer Thomas E. Conway received an award of 77,487 RSUs and our vice president, global sales Albert C. Cooke III received an award of 66,909 RSUs. Our chief executive officer James W. Preuninger declined to accept an award of RSUs for 2016 and requested that his would-be award be used to maximize the awards to other employees.

2016 Short-Term Incentive Program. The short-term incentive program focuses on achievement of the following target objectives for 2016: revenue, annual subscription value and net working capital. Individual plan participants are eligible to receive incentive compensation based on a percentage of their base salary. The amount payable is determined based upon the percentage achievement of the three target objectives established for the annual plan period. We must achieve the revenue, annual subscription value and net working capital goals at 95%, 82% and 85%, respectively, for a payout in relation to such goal to be available, with the 95% of revenue goal the hurdle to payment of any incentive compensation. Payouts for the attainment of goals for revenue, annual subscription value and net working capital are capped at 120%, 125% and 125%, respectively, with maximum award payouts of 140%, 200% and 200%, respectively. In order to be entitled to any payment under the 2016 short-term incentive program, the executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the executive officer’s employment with the Company is terminated for any reason prior to the payment date, the executive officer will not be eligible for a cash bonus for the applicable performance period, and the executive officer will forfeit all rights to such payment except to the extent otherwise provided by the Company. For 2016, the short-term incentive program target as a percentage of base salary for James W. Preuninger and Thomas E. Conway are 100% and 50%, respectively. Mr. Cooke has a separate 2016 short-term incentive program based on sales commissions. In accordance with the 2012 Plan, the Compensation Committee has determined to settle the above short-term incentive grants, if paid, in cash.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2015:

		OPTION AWARDS[1]				STOCK AWARDS[2]
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James W. Preuninger	9/30/2011	200,400		2.31	9/30/2016
Chief Executive Officer	6/25/2013	83,500	50,100	6.14	6/25/2018
	8/5/2014	102,480	225,457	13.00	8/5/2024
	2/19/2015		207,500	8.08	2/19/2025	93,375	475,279
Thomas E. Conway	2/19/2007	73,480		3.29	2/19/2017
Chief Financial Officer	1/31/2008	21,740		2.31	1/31/2018
	2/11/2010	33,400		2.31	2/11/2020
	9/30/2011	26,720		2.31	9/30/2021
	6/25/2013	22,962	13,778	5.57	6/25/2023
	8/5/2014	65,395	143,871	13.00	8/5/2024
	2/19/2015		78,750	8.08	2/19/2025	35,438	180,379
Albert C. Cooke III	1/24/2007	40,080		3.29	1/24/2017
Vice President, Global Sales	2/11/2010	33,400		2.31	2/11/2020
	9/30/2011	26,720		2.31	9/30/2021
	6/25/2013	14,612	8,768	5.57	6/25/2023
	8/5/2014	56,468	124,231	13.00	8/5/2024
	2/19/2015		68,000	8.08	2/19/2025	30,600	155,754

EXECUTIVE COMPENSATION

(1)	The listed stock options vest over four years as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter. In addition, in the event the grantee is terminated by us without cause or by the grantee for good reason within one year following a “change of control,” 100% of the remaining unvested option shares become vested and exercisable in accordance with the terms of the 2012 Plan. Messrs. Preuninger, Conway and Cooke did not exercise any stock options in 2015.
(2)	The listed stock awards are for Performance Stock Units (PSUs) valued at December 31, 2015. Achievement of the 2015 performance share award will be determined on the basis of a target amount of revenue of the Company for the fiscal year ending December 31, 2017, by reference to a stated revenue target that reflects a compound annual revenue growth rate for the three-year period ending on such date. None of the PSUs for Messrs. Preuninger, Conway and Cooke vested in 2015.

Employment Agreement with James W. Preuninger

In March 2014 in connection with the completion of our initial public offering, we entered into an employment agreement with James W. Preuninger, our chief executive officer. The employment agreement had a two-year term expiring March 3, 2016. The agreement provided for a base salary of $350,000. On August 5, 2014, after conducting a comprehensive review of compensation for our executive officers with independent compensation consultants engaged by the Compensation Committee, the Committee approved an increase in Mr. Preuninger’s annual base salary to $415,000.

Under the employment agreement, Mr. Preuninger was eligible to receive an annual cash bonus with a target amount equal to no less than 100% of his base salary. The actual annual bonus amount depended on the achievement of performance goals set for that year, as determined by the Compensation Committee. In addition, Mr. Preuninger was eligible to receive an executive equity award based on his performance across a wide range of criteria, with a target number of shares of our common stock that would cause such annual grant of equity awards to have a fair value as of the date of grant of such equity award equal to 100% of his base salary in effect on the date of grant of the equity award.

Pursuant to the employment agreement, if we terminated Mr. Preuninger’s employment without cause or he resigned for good reason, he would be entitled to the following: (1) his accrued but unpaid annual bonus, if any, for the fiscal year ended prior to his termination date; (2) if his date of termination occurred during the Post-Change of Control Period (as defined in the agreement), 100% of his outstanding equity awards would become fully vested and exercisable; (3) a lump-sum cash payment, payable within five days after such termination becomes final, in an amount equal to two years of his base salary then in effect; and (4) coverage of COBRA premiums, if any, paid by Mr. Preuninger for continuation of coverage for him and his spouse and dependents under the Company’s group health, dental and vision plans for the lesser of two years or the maximum permissible COBRA continuation period. The employment agreement contained a covenant not to compete during the employment term and for one year thereafter.

Although the employment agreement expired on March 3, 2016, Mr. Preuninger and the Board are currently negotiating an extension that may incorporate the same or similar terms as described above.

Change in Control Agreements

We have entered into separate change in control agreements with each of our executive officers other than Mr. James W. Preuninger. Each agreement provides that if within 12 months following a “Change in Control” (as defined below) (i) the officer terminates his or her employment with us for “Good Reason” (as defined below) or (ii) we terminate the officer’s employment without “Cause” (as defined below), the officer is entitled to receive the following severance benefits from us:

•	a single lump sum severance payment in an amount equal to 12 months’ salary, payable no later than 60 days following termination;

•	immediate vesting of 100% of the officer’s then outstanding and unvested equity awards as of the date of their termination of employment; and

•	payment by us of the premiums for the officer’s group health continuation coverage for the 12-month period following the officer’s termination of employment or until the date that the officer’s COBRA continuation coverage expires.

Receipt of the severance benefits is subject to execution by the officer of release of claims in a form reasonably acceptable to us. In the event that the severance and other benefits provided for in the agreements constitute “parachute payments,” subject to excise tax, then the officer’s severance benefits may be adjusted so as to result in receipt by the officer on an after-tax basis of the greatest amount of severance benefits. As defined in the agreements:

•	“Cause” means (i) the officer’s willful and continued failure to perform his or her duties and responsibilities after receipt of written demand for performance from us describing the basis for our belief that the officer has not substantially performed his or her duties and providing a reasonable period (not to exceed between 15 and 30 days) to take corrective action, (ii) any material act of personal dishonesty taken by the officer in connection with his responsibilities as an employee with the intention that such action may result in the substantial personal enrichment of the officer, (iii) the officer’s conviction of, or plea of nolo contendere to, a felony that our Chief Executive Officer reasonably believes has had or will have a material detrimental effect on our reputation or business, or (iv) a material breach of any agreement by and between the officer and us which material breach has not been cured within 15 to 30 days of written notice from us.

EXECUTIVE COMPENSATION

•	a “Change in Control” occurs on the date that any one person or group acquires (i) assets from us that have a total gross fair market value equal or greater than 80 percent of our Company, or (ii) ownership of our stock that constitutes more than 50 percent of the total fair market value or total voting power of our stock. A Change in Control shall not include any transaction effected primarily for the purpose of financing us with cash or the initial public offering of our common stock or for reincorporation purposes.

•	“Good Reason” means the occurrence of any of the following, without the officer’s express written consent: (i) a material reduction of the officer’s authority, duties or responsibilities, (ii) a material reduction in the officer’s base and/or variable compensation; (iii) a material change in the geographic location at which the officer must perform his or her services greater than 50 miles; (iv) our failure to obtain the assumption of the agreements by any of our successors; or (v) any material breach or violation of a material provision of the agreements by us.

Management Severance Policy

Our Board of Directors has adopted a Management Severance Policy. The policy is intended to provide eligible senior management employees of the Company and its wholly-owned subsidiaries with severance pay and other benefits upon a participant’s involuntary termination of employment. We believe that reasonable severance benefits for our senior management employees are important because it may be difficult for them to find comparable employment within a short period of time following termination of employment. We also believe that it is important to protect our senior management employees in the event of a change of control transaction involving our Company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interests of our stockholders.

The Severance Policy provides for severance pay and benefits upon (a) involuntary termination of employment (i.e., termination by the Company without “Cause” (as defined in the Policy) or the by employee for “Good Reason” (as defined in the Policy)), and (b) the participant’s execution of a binding release of claims against the Company. Severance and termination benefits provided to participants covered under the Severance Policy include 130% of annual base salary payable semi-monthly over a 12 month period commencing at termination of employment; plus 12 months of COBRA coverage at our expense, subject to a claw-back provision whereby repayment of all severance pay and benefits (net of taxes) is required if the participant violates any confidential information, non-solicitation or non-competition agreement with us. Our Chief Executive Officer is not eligible to participate in the policy while his employment agreement is in effect. The Board of Directors or Compensation Committee may amend or terminate the Severance Policy, but any amendment or termination that results in a reduction in the amount of severance pay or severance benefits will not be effective until one year after the Board of Directors or Compensation Committee approves the amendment or termination. In November 2015, the Compensation Committee amended the Severance Policy so that a new participant will not be eligible for such benefits until one year from the initial hire date and the benefit shall be 100%, instead of 130%, of annual base salary.

An eligible participant will not be eligible to receive any benefits under the Severance Policy if the participant is party to a change in control agreement and has a termination of employment following a change in control of our Company, provided that in those circumstances, the terms and conditions for payment of any severance pay or benefits shall be determined in accordance with the terms of such change in control agreement.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deduction of public companies for compensation in excess of $1.0 million paid to their chief executive officer and the three most highly compensated executive officers (other than the chief financial officer) at the end of any fiscal year unless the compensation qualifies as “performance-based compensation.” Compensation paid to our executive officers is not subject to the limitations on deductions imposed by Section 162(m). Our Compensation Committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by us while simultaneously providing our executive officers with appropriate rewards for their performance. However, our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate and in our best interests.

Equity Incentive Plans

2002 Stock Option Plan

Our Board of Directors adopted, and our stockholders approved, our 2002 Stock Option Plan in November 2002. The plan was most recently amended in September 2011. We refer to this plan, as amended, as the 2002 Plan. The 2002 Plan covers the grant of awards to our employees (including officers), non-employee consultants and advisors and non-employee directors. Under the terms of the 2002 Plan, an aggregate of 4,939,270 shares of our common stock

EXECUTIVE COMPENSATION

are authorized for delivery in settlement of awards (including incentive stock options). The 2002 Plan expired in 2012 and we are making no further grants under the 2002 Plan; however, we may still deliver shares upon the exercise of outstanding options. As of December 31, 2015, options to purchase an aggregate of 872,327 shares of common stock were outstanding under our 2002 Plan.

The 2002 Plan is administered by the Compensation Committee. The Committee has the authority to effect (i) the cancellation of any or all outstanding awards and the grant of new awards covering the same or different numbers of shares and having an exercise or purchase price which may be the same as or different than the exercise or purchase price of the canceled awards, or (ii) the amendment of the terms of any and all outstanding awards. No such action may adversely impair the rights of a grantee (or any permitted transferee) under any outstanding award without the consent of the grantee (or transferee). The Committee may in its discretion accelerate the vesting or exercisability of an award at any time or on the basis of any specified event.

The 2002 Plan specifies that the award agreements may provide for accelerated vesting upon a “change of control.” Our form of employee option award agreement provides that, in the event the grantee is terminated by us without cause or by the grantee for good reason within one year following a “change of control” of our Company, 100% of the remaining unvested option shares become vested and exercisable in accordance with the terms of the 2002 Plan.

2012 Omnibus Incentive Compensation Plan

On October 24, 2012, our Board of Directors adopted the Amber Road, Inc. 2012 Omnibus Incentive Compensation Plan, or 2012 Plan, and our stockholders approved it in 2013. The 2012 Plan replaced our 2002 Stock Option Plan, which expired in 2012. The plan was most recently amended in January 2014 to increase the shares available for issuance.

General

The 2012 Plan covers the grant of awards to our employees (including officers), non-employee consultants and non-employee directors and those of our affiliates. Under the terms of the 2012 Plan, an aggregate of 5,146,696 shares of our common stock, without par value, are authorized for delivery in settlement of awards (including incentive stock options). Of such number, as of December 31, 2015, 4,039,324 shares are issuable upon exercise of currently outstanding awards.

The Compensation Committee administers the 2012 Plan. The Committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Section 162(m) of the Internal Revenue Code. In addition, the full Board of Directors must serve as the committee with respect to any awards to our non-employee directors.

The stock delivered to settle awards made under the 2012 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the 2012 Plan. If any shares subject to any award granted under the 2012 Plan (other than a substitute award) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the 2012 Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the 2012 Plan and will not again be available for grant under the 2012 Plan.

If a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase our shares or securities or other similar transaction or event affects our common stock such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2012 Plan, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award.

The maximum number of shares of our common stock that are subject to awards granted to any individual in a single calendar year may not exceed one million shares. In addition, the maximum value of all awards to be settled in cash or property other than our common stock that may be granted to any individual in a single calendar year may not exceed $1 million. These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.

Types of Awards

The 2012 Plan permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options, or ISOs;

•	stock appreciation rights, or SARs;

•	restricted shares;

•	deferred stock and restricted stock units;

EXECUTIVE COMPENSATION

•	performance units and performance shares;

•	dividend equivalents;

•	bonus shares;

•	other stock-based awards; and

•	cash incentive awards.

Generally, awards under the 2012 Plan are granted for no consideration other than prior and future services. Awards granted under the 2012 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2012 Plan or other plan of ours; provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs

The Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of our common stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or a SAR will be determined by the Committee and set forth in the award agreement but the exercise price may not be less than the fair market value of a share of common stock on the grant date. The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering shares of our common stock previously owned by the grantee, or with the approval of the Committee, by delivery of shares of our common stock acquired upon the exercise of such option or by delivering restricted shares. The Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us.

Restricted Shares

The Committee may award restricted shares consisting of shares of our common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units and Deferred Stock

The Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of shares of our common stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of our common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award. Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.

Performance Units

The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Performance Shares

The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

EXECUTIVE COMPENSATION

Bonus Shares

The Committee may grant fully vested shares of our common stock as bonus shares on such terms and conditions as specified in the award agreement.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of shares of our common stock. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the 2012 Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in shares of our common stock or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

Cash Incentive Awards

The Committee may grant cash incentive awards to any eligible person in such amounts and upon such terms, including the achievement of specific performance goals during the applicable performance period, as the Committee may determine. An eligible person may have more than one cash incentive award outstanding at any time. For instance, the Committee may grant an eligible employee one cash incentive award with a calendar year performance period as an annual incentive bonus and a separate cash incentive award with a multi-year performance period as a long-term cash incentive bonus. The Committee shall establish performance goals applicable to each cash incentive award in its discretion and the amount that will be paid to the grantee pursuant to such cash incentive award if the applicable performance goals for the performance period are met. If an eligible person earns the right to receive a payment with respect to a cash incentive award, such payment will be made in cash in accordance with the terms of the award agreement. If the award agreement does not specify a payment date with respect to a cash incentive award, payment of the cash incentive award will be made no later than the 15th day of the third month following the end of the taxable year of the grantee or our fiscal year during which the performance period ends.

Other Stock-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2012 Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards

The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the 2012 Plan, or as a condition to accelerating the timing of such events. The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Internal Revenue Code Section 162(m) may not be adjusted upward unless the Committee intends to amend the award to no longer qualify for the performance-based exception. The Committee retains the discretion in all events to adjust such awards downward. Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee.

Change of Control

If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our stock, or a corporate transaction, and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such corporate transaction (unless the Committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the corporate transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the corporate transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the corporate transaction. If an exercise price of the option or SAR exceeds the fair market value of our common stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be canceled without any payment to the grantee.

Amendment to and Termination of the 2012 Plan

The 2012 Plan may be amended, altered, suspended, discontinued or terminated by our Board of Directors without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2012 Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of

EXECUTIVE COMPENSATION

grantees on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. In addition, subject to the terms of the 2012 Plan, no amendment or termination of the 2012 Plan may materially and adversely affect the right of a grantee under any award granted under the 2012 Plan. Unless earlier terminated by our Board of Directors, the 2012 Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on October 23, 2022.

Retirement and Savings Plan - 401(k)

We maintain a defined contribution employee savings plan, or 401(k) Plan, for our employees. All of our employees in the United States (other than residents of Puerto Rico) are eligible to participate in the 401(k) Plan as of the first day of the month following the later of the employee’s employment commencement date or the date the employee attains age 21. Participants are able to defer up to 90% of their eligible compensation subject to applicable annual Code limits. Participant contributions may be made on a pre-tax basis (401(k) contributions) or on an after-tax basis (Roth 401(k) contributions). The 401(k) Plan permits us to make profit sharing contributions and/or matching contributions to eligible participants, although such contributions are not required. We have not made any profit sharing contributions or matching contributions during the years ended December 31, 2015 or 2014. Participants’ pre-tax 401(k) contributions and Roth 401(k) contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Contributions that we make, if any, are subject to vesting in 20% annual increments starting after the participant has completed two years of service; employees are immediately and fully vested in their own pre-tax 401(k) contributions and after-tax Roth 401(k) contributions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Management

The names of our executive officers and other key employees, their ages, their positions and other biographical information are set forth below:

Executive Officers	Age	Position
James W. Preuninger	56	Chief Executive Officer and Director
Thomas E. Conway	48	Chief Financial Officer
Albert C. Cooke III	56	Vice President, Global Sales
Nathan Pieri	50	Chief Product Officer

Other Key Employees	Age	Position
Ty Y. Bordner	51	Vice President, Solutions Consulting
Thomas K. Ng	53	General Manager, Supply Chain Business
Brad Holmstrom	51	General Counsel and Corporate Secretary
Kae-por F. Chang	55	Managing Director, Amber Road China
Glenn T. Gorman	56	Chief Information Officer
J. Anthony Hardenburgh	45	Vice President, Global Trade Content
William R. Jackowski	49	Vice President, Professional Services
Stephanie J. Miles	47	Senior Vice President, Commercial Services

James W. Preuninger is a co-founder of our Company and has served as Chief Executive Officer and a member of our Board of Directors since 2002. Biographical information concerning Mr. Preuninger is set forth above under “Election of Directors.”

Thomas E. Conway is our Chief Financial Officer, a position he has held since 2007. He previously served as Assistant Corporate Controller and Director of North American Accounting Operations at Cognizant Technology Solutions, an information technology company. Prior to joining Cognizant, Mr. Conway worked for seven years at JDS Uniphase, a fiber optic component and systems provider, where he served as Controller and Director of Finance, and nine years at KPMG LLP, where he was Senior Manager in the Communication and Entertainment audit and consulting practice. Mr. Conway is a certified public accountant and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

EXECUTIVE COMPENSATION

Albert C. Cooke III is our Vice President, Global Sales, a position he has held since 2005. He is responsible for the global sales of our solutions to importers, exporters and logistics service providers. Prior to joining us, Mr. Cooke was vice president of products and solutions for Industri-Matematik International Corp. (IMI), a leading provider of order management software. Prior to working at IMI, Mr. Cooke held senior sales and operational roles at Adexa, Optum, and Russ Berrie & Company.

Nathan Pieri is our Chief Product Officer. He returned to us after two years as Senior Vice President of Portfolio Product Management & Software Delivery for Triple Point Technology, a provider of commodity trading and risk management solutions. For a ten-year period, Nathan worked as our Senior Vice President, Marketing and Product Management and was responsible for product strategy and global marketing. Prior to his first appointment with us, he held senior marketing and product management roles at other enterprise software companies such as Celarix and Baan (Infor). Earlier in his career, Mr. Pieri was a strategy and supply chain management consultant at Coopers & Lybrand and held various operating roles at General Electric, where he started his career in the manufacturing management program.

Ty Y. Bordner is our Vice President, Solutions Consulting, and has served in that position since 2006. He is responsible for both product strategy and direction, as well as customer and prospect-focused solutions. Prior to joining us in 2006, Mr. Bordner spent 10 years with JPMorgan Chase Vastera, a global trade management software and managed services provider, in various leadership roles, including oversight for Engineering, Solutions Consulting and Product Management. During his tenure he helped manage the company through multiple growth stages from startup, through initial public offering, to achieving annual revenues in excess of $80 million. Prior to joining JP Morgan Chase Vastera, Mr. Bordner worked for GXS (formerly GE Information Services).

Thomas K. Ng is our General Manager, Supply Chain Business. In this role, Mr. Ng is responsible for all of the product development for the Supply Chain Collaboration modules, managing the project implementation teams and further expansion of functionality to support global sourcing through technology. Prior to joining Amber Road, Mr. Ng was CEO of ecVision, which we acquired in 2015.

Brad Holmstrom has served as our General Counsel and Corporate Secretary since 2015. He has over 25 years of legal experience, the past 15 of which have been as General Counsel and Corporate Secretary for MDU Communications International, Inc., a publicly-traded communications company. Prior to his in-house experience, he was partner with Shughart Thomson & Kilroy, which subsequently merged to create the national law firm of Polsinelli PC.

Kae-por Chang has served as the Managing Director, Amber Road China since 2013. From 2007 until September 2013, Mr. Chang was the founder and CEO of EasyCargo, which we acquired in 2013. Mr. Chang has over 20 years of senior management experience in global supply chain management, logistics, distribution, IT, and regulatory compliance, as an executive of both public and private companies. He was also an Ernst & Young LLP consultant prior to founding EasyCargo.

Glenn T. Gorman serves as our Chief Information Officer, a position he has held since 2002. Mr. Gorman is responsible for setting our technology policy and managing the hosting operations, information technology and quality assurance departments. Prior to joining us, Mr. Gorman held various positions including that of Systems Engineer and Operational Specialist for IBM Corporation from 1984 until 1986, where he served as a liaison between field support and IBM’s development laboratories.

J. Anthony Hardenburgh has been our Vice President, Global Trade Content since 2007. He manages a global team of international trade professionals who monitor and maintain our trade content. Prior to joining us, Mr. Hardenburgh served as Vice President of Global Trade Content for JPMorgan ChaseVastera, where he managed a global team of trade professionals responsible for supporting both its software and managed services operations. Mr. Hardenburgh also served as a director for From2, a company engaged in global trade management software, and as an International Trade Specialist for the U.S. Department of Commerce, where he was responsible for counseling small- and medium-sized exporters.

William R. Jackowski is our Vice President, Professional Services, a position he has held since 2006. In this position, Mr. Jackowski manages a team of experienced consultants specializing in the implementation of our solutions. Prior to joining us, Mr. Jackowski served as Vice President of Global Professional Services for JPMorgan Chase Vastera, where he oversaw strategic software accounts and helped grow that company’s professional services organization across North America, Europe and South America. Previously, Mr. Jackowski held several management and consulting positions with large consulting organizations such as American Management Systems (AMS) and PeopleSoft.

Stephanie J. Miles is our Senior Vice President, Commercial Services, a position she has held since 2005, Ms. Miles leads our support team for the delivery, implementation and ongoing support services relating to our GTM solutions. Until February 2013, her position also encompassed leadership of our professional services team. Prior to joining us, Ms. Miles held various leadership positions with the supply chain visibility company BridgePoint, a subsidiary of CSX Corporation, for seven years. While at BridgePoint, she held the positions of Senior Vice President and General Manager, and also served as a board member.

EXECUTIVE COMPENSATION

Director Compensation

Our Board has adopted a compensation policy for our non-employee directors. Each non-employee director receives an annual cash retainer of $60,000. Our Chairman of the Board receives an additional annual cash retainer of $25,000. The annual cash retainer is payable in monthly installments on the first business day of each calendar month if the director remains in continuous service through such date. In addition, each year on the same date that the Board authorizes and approves the award of annual equity grants to employees, each non-employee director receives an annual award of restricted stock units for the number of shares of our common stock that have a market value of $90,000 based on the closing price of the common stock on the last business day preceding the grant date. Our Chairman of the Board receives an additional annual restricted stock unit grant for the number of shares having a market value of $25,000. In February 2016, our Board collectively received a total of 178,470 RSUs as their annual award, as follows: Ms. Craven and Messrs. Caldwell, Harvey, Ho, Howard and Malone each received 25,110 RSUs and Mr. Williams received 30,020 RSUs. James W. Preuninger, our Chief Executive Officer, receives no separate compensation for his services as a director. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board of Director and committee meetings.

The annual restricted stock unit grants vest on the earliest of (i) the first anniversary of the date of grant, (ii) the date of the non-employee director’s death, or (iii) upon a “Change of Control” (as defined in the award agreements), provided that the director remains in continuous service until the vesting date. The shares underlying vested restricted stock units will be issued to the non-employee directors (other than Donald Caldwell) in settlement of the award on the earlier of “Separation from Service” (as defined in the 2012 Plan) or upon consummation of a Change of Control, and Mr. Caldwell’s award will settle on the vesting date. If a non-employee director’s restricted stock units are not vested on or before the director’s Separation from Service, the director’s non-vested restricted stock units will be immediately forfeited without consideration.

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors and recognize the time and effort required of a director given the size and complexity of our operations. We believe the equity grants help to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success.

Director Compensation Table

The following table provides information concerning the compensation earned by each person, other than James W. Preuninger, who each served as a member of our Board of Directors during the year ended December 31, 2015. See “Executive Compensation” for a discussion of the compensation received by James W. Preuninger.

Director	Fees earned or paid in cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Total ($)
Donald R. Caldwell	60,000	90,000	—	150,000
Pamela F. Craven	60,000	90,000	—	150,000
Kenneth M. Harvey	60,000	90,000	—	150,000
Cho Ying Davy Ho	60,000	90,000	—	150,000
Rudy C. Howard	60,000	90,000	—	150,000
John Malone	60,000	90,000	—	150,000
Barry M. V. Williams	85,000	115,000	—	200,000

(1)	Represents amount earned or paid during fiscal year 2015.
(2)	These awards consist of restricted stock unit (RSU) grants that vest in their entirety on the first anniversary of the grant date. These amounts reflect the fair value of the restricted stock unit award, based on the value of our common stock at the close of market on the date immediately preceding the date of grant. As of December 31, 2015, the following non-employee members of our Board of Directors held the following number of awarded restricted stock units: Ms. Craven and Messrs. Caldwell, Harvey, Ho, Howard and Malone—25,110 and Mr. Williams—30,020.
(3)	There were no stock option awards to the individuals listed in the table during fiscal year 2015. As of December 31, 2015, the following non-employee member of our Board of Directors held options to purchase the following number of shares of our common stock: Mr. Howard—80,160; Mr. Williams—45,378.

AUDIT MATTERS

Audit Matters

Audit Committee Report

The Audit Committee, which is composed of three independent directors (Rudy Howard (Chairman), Pamela Craven and John Malone), operates under a written charter adopted by the Board of Directors. Among its functions, the Committee selects the independent auditors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to oversee the financial reporting process on behalf of the Board of Directors and to report the result of their activities to the Board of Directors.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

The independent auditors also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB, and the Committee discussed with the independent auditors their independence and considered the compatibility of non-audit services with the auditors’ independence.

Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, and relying thereon, the Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

March 15, 2016	Audit Committee of the Board of Directors

Rudy C. Howard (Chairman) Pamela F. Craven John Malone

Certain Relationships and Related Transactions

There have been no transactions since January 1, 2015 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation,” and other than the transactions described below. For a description of severance and change of control arrangements that we have entered into with some of our executive officers, see the Section of this Proxy Statement entitled “Management Severance Policy” and “Change in Control Agreements.”

Separation Agreement

Effective July 24, 2014, John W. Preuninger resigned as President, Chief Operating Officer and as a member of our Board of Directors. In connection with Mr. Preuninger’s resignation, we entered into a separation agreement and general release with Mr. Preuninger. Pursuant to the terms of the separation agreement, Mr. Preuninger continued as an employee through the separation date of November 2, 2014. Mr. Preuninger received a lump sum payment on January 15, 2015 in an amount equal to 22 months of his base salary, and subject to his compliance with the terms of the separation agreement, he received a completion bonus of $175,000 on the first anniversary of the separation date. Mr. Preuninger also received an equity award in the form of 10,606 restricted stock units that vested on the first anniversary of the separation date subject to his compliance with the terms of the separation agreement. Mr. Preuninger was also entitled to the continuation of certain group health, dental and vision plan benefits and for the payment or reimbursement for premium payments under the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for him and his eligible dependents for continuation coverage under such benefit plans for up to 24 months following the separation date. Mr. Preuninger and the Company also agreed to customary releases of claims.

AUDIT MATTERS

EasyCargo Acquisition

We acquired our EasyCargo subsidiary (now known as Amber Road China, Ltd.) for a payment of $2.0 million in cash, up to 296,547 shares of our common stock and a potential earnout payment described below. The 296,547 shares of common stock were comprised of the following: (i) 197,914 shares of common stock which were issued at closing in September 2013, (ii) 66,077 shares of common stock that were contingently issuable based upon the achievement of China Trade Management (CTM) revenue targets through 2015, and (iii) 32,556 shares of common stock that were contingently issuable over five periods based upon our continued employment of EasyCargo’s founder Mr. Kae-por Chang.

We had the right to repurchase for nominal consideration 32,556 of the contingent shares if Mr. Chang left the employment of our EasyCargo subsidiary without good reason or was terminated for cause prior to December 31, 2015. Since Mr. Chang was still employed by us on December 31, 2015, all 32,556 of the contingent shares were issued or were scheduled to be issued as of December 31, 2015. We also had the right to repurchase for nominal consideration 66,077 of the contingent shares if EasyCargo failed to attain certain CTM revenue targets through 2015. These revenue targets were not achieved as of December 31, 2015, therefore, the contingent shares were not issued.

In addition to the $2.0 million in cash and 296,547 shares of our common stock described above, we were obligated to make an earnout payment of up to $2.5 million in cash or shares of our common stock (at our option) if, during the three-year period ending December 31, 2015, aggregate CTM revenue exceeded $7.7 million. As of December 31, 2015 the CTM revenue goals were not achieved and the earnout payment was not made.

Mr. Chang was entitled to 20% of each of the $2.0 million in cash, the 296,547 shares of our common stock and the potential earnout payment based on the pro rata portion of equity he held in EasyCargo’s parent company prior to our acquisition of EasyCargo’s parent.

In connection with our acquisition of EasyCargo, our EasyCargo subsidiary agreed to employ Mr. Chang for a five year term as its Managing Director, China. Under this agreement, Mr. Chang receives an annual base salary of approximately $185,000, a target bonus of approximately $60,000 per annum and upon his start of employment was granted stock options to purchase 66,800 shares of our common stock, subject to vesting. The stock vests over four years as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter.

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provides that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provides our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our independent directors.

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, (i) a related person is any person who is an executive officer, director, director nominee, or a beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any such persons, and (ii) a related person transaction, subject to certain exceptions, is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest in the transaction.

Under the policy, if a transaction has been identified as a related person transaction it must be reported to our General Counsel, and be reviewed and approved by the Audit Committee of our Board of Directors. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee. In addition, under our Code of Conduct and Business Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person‘s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

AUDIT MATTERS

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

ANNUAL REPORT AND FORM 10-K

Annual Report and Form 10-K

The Company’s Annual Report for fiscal 2015, which contains the consolidated financial statements of the Company for the year ended December 31, 2015, accompanies this Proxy Statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Amber Road, c/o Corporate Secretary, One Meadowlands Plaza, East Rutherford, New Jersey 07073, or email at investorrelations@amberroad.com. The Company’s Annual Report on Form 10-K is also available online at the Company’s website at www.investor.amberroad.com/sec-filings. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

OTHER MATTERS

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Copies of the Section 16 reports are also required to be supplied to the Company. Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2015, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. In order for stockholder proposals for the 2017 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Corporate Secretary at our principal executive offices not later than December 2, 2016.

Any director nomination or proposal that a stockholder wishes to present at the 2017 Annual Meeting of Stockholders, other than through inclusion in our Proxy Statement, must follow the procedures described in our Amended and Restated Bylaws. Under these procedures, stockholders must submit the proposed nominee or proposal by giving written notice to our Corporate Secretary at our principal executive offices no earlier than January 4, 2017 and no later than February 3, 2017. These timing requirements differ if this year’s annual meeting were to be adjourned or otherwise postponed or if the date of next year’s annual meeting is not within 30 days before or after the anniversary date of this year’s meeting. If any of these events occurs, we will furnish the new dates for submission of proposed nominees or other items of business by public disclosure including filing with the SEC of a current report on Form 8-K. The stockholder must have been a stockholder of record at the time of the giving of the notice and entitled to vote at the meeting. The stockholder’s notice must set forth the following:

•	As to any proposed nominee for directorship, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the number of shares of common stock owned of record and beneficially by the nominee, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) such other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, under the proxy rules, including (without limitation) such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee.

•	As to any other business proposed to be brought before the meeting, a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

•	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder and of such beneficial owner, as they appear on our books, and (2) the class and number of shares owned beneficially and of record by such stockholder and such beneficial owner.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding

OTHER MATTERS

and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker or bank. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Bradley D. Holmstrom General Counsel & Corporate Secretary

East Rutherford, New Jersey

March 31, 2016

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet- QUICK ««« EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

AMBER ROAD, INC.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 2, 2016.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ▲

PROXY	Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

1. Election of Directors	FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐	2. Ratification of independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(01) Donald R. Caldwell
(02) Cho Ying Davy Ho (03) John Malone

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                           Signature, if held jointly                                                       Date                     , 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held May 3, 2016

The Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2015 are available at

http://www.cstproxy.com/amberroad/2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AMBER ROAD, INC.

The undersigned appoints James W. Preuninger and Thomas E. Conway, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Amber Road, Inc. held of record by the undersigned at the close of business on March 10, 2016 at the Annual Meeting of Stockholders of Amber Road, Inc. to be held on May 3, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)